DRYDEN SHORT-TERM BOND FUND, INC.
(formerly Prudential Short-Term Corporate Bond Fund, Inc.)
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                 February 23, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re: Dryden Short-Term Bond Fund, Inc. (the ?Fund?)
         (formerly, Prudential Short-Term Corporate Bond Fund, Inc.)
                  File No. 811-5594

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual
Report on Form N-SAR for the Fund
for the fiscal year period ended December 31, 2003 and 2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                    Very truly yours,


                                         /s/Marguerite E.H. Morrison
                                            Marguerite E.H. Morrison
                                                 Chief Legal Officer
                                             and Assistant Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of February, 2004.



	DRYDEN SHORT-TERM BOND FUND, INC.
	(formerly Prudential Short-Term Corporate Bond Fund, Inc.)



Witness:/s/Marguerite E.H. Morrison	By:	/s/Grace C. Torres
            Marguerite E.H. Morrison		   Grace C. Torres
            Chief Legal Officer	   	   Treasurer and Principal
            and Assistant Secretary	  Financial and Accounting
         Officer